                                                                    EXHIBIT 4.8

===============================================================================

                             (Face of Senior Note)

                     12 1/2% Series B Senior Notes due 2005


  No.                                                               $__________
  CUSIP # 450713 AC 6



                            IXC COMMUNICATIONS, INC.

promises to pay to __________________ or registered assigns, the principal sum of _________________________ ($___________.00) Dollars on October 1, 2005.

Interest Payment Dates:  April 1, and October 1

Record Dates:  March 15, and September 15


                                           Dated: __________________, _____



                                           IXC COMMUNICATIONS, INC.


                                           By:______________________________
                                           Name:
                                           Title:

                                                      (SEAL)

This is one of the Global
Senior Notes referred to in the
within-mentioned Indenture:

IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee


By:__________________________________



===============================================================================

                             (Back of Senior Note)

                     12 1/2% Series B Senior Notes due 2005


        Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, this Senior Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $972.45, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $27.55, THE ISSUE DATE IS OCTOBER 5, 1995 AND THE YIELD TO MATURITY IS 13.00% PER ANNUM, COMPOUNDED SEMI-ANNUALLY.

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1. INTEREST. IXC Communications, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Note at 12.50% per annum from _________, _____ until maturity. The Company shall pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance; provided that if there is no existing Default in the payment of interest, and if this Senior
Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 1996. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect, to the extent permitted by law; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. METHOD OF PAYMENT. The Company shall pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered Holders of Senior Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Senior Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and premium, if any, and interest on, all Global Senior Notes and all other Senior Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3. PAYING AGENT AND REGISTRAR. Initially, IBJ Schroder Bank & Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

        4. INDENTURE AND SECURITY AGREEMENT. The Company issued the Senior Notes under an Indenture dated as of October 5, 1995, as amended ("Indenture"), by and among the Company, the Guarantors and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. Except for the security interest granted to the Collateral Agent in the Escrow Account pursuant to the Security Agreement, the Senior Notes are unsecured obligations of the Company limited to $285,000,000 in aggregate principal amount. The Senior Notes are secured in part by the grant to the Collateral Agent of a security interest in the Escrow Account pursuant to the Security Agreement referred to in the Indenture.

        5.  OPTIONAL REDEMPTION.

        (a) Except as set forth in clause (b) of this paragraph 5, the Company shall not have the option to redeem the Senior Notes prior to October 1, 2000. Thereafter, the Company shall have the option to redeem the Senior Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

     YEAR                                              PERCENTAGE
     ----                                              ----------
     2000 . . . . . . . . . . . . . . . . . . . .       106.250%
     2001 . . . . . . . . . . . . . . . . . . . .       104.686%
     2002 . . . . . . . . . . . . . . . . . . . .       103.125%
     2003 . . . . . . . . . . . . . . . . . . . .       101.563%
     2004 and thereafter  . . . . . . . . . . . .       100.000%

        (b) Notwithstanding the provisions of clause (a) of this paragraph 5, at any time prior to October 1, 1998, the Company may redeem Senior Notes with an aggregate principal of up to $100,000,000 with the net proceeds of offerings of the Company's Capital Stock at a redemption price equal to 112.50% of the principal amount thereof plus accrued and unpaid interest thereon, if any; provided that at least $100,000,000 in aggregate principal amount of the Senior Notes originally issued remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 35 days of the date of the closing of such applicable offerings of Capital Stock of the Company.

        6.  MANDATORY REDEMPTION

        Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Senior Notes.

        7.  REPURCHASE AT OPTION OF HOLDER.

        (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Senior Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to the Trustee and to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. Notwithstanding the foregoing the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth above and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

        (b) If the Company or any of its Restricted Subsidiaries consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of the Net Proceeds from such Asset Sale that are not applied or invested within 365 days in accordance with Section 4.10 of the Indenture (the "Excess Proceeds") exceeds $10,000,000, the Company shall commence a pro rata Asset Sale Offer pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in Section 3.09 of the Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such remaining Excess Proceeds for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds will be deemed to be reset at zero. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. Holders of Senior Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Senior Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Notes.

        (c) At any time after October 1, 1996, the Company shall have the option to repurchase that portion of the outstanding Senior Notes purchasable with the Collateral remaining in the Escrow Account (an "Escrow Account Offer") at a price equal to 112.50% of the principal amount thereof plus accrued and unpaid interest, if any, to the repurchase date; provided that at least $100,000,000 in aggregate principal amount of Senior Notes remain outstanding immediately after such repurchase. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Escrow Account Offer is less than the amount of such repurchase offer, then the funds remaining in the Escrow Account after such repurchase shall be distributed to the Company, the Escrow Account shall be terminated and the Company may use such funds for general corporate purposes. If the aggregate principal amount of Senior Notes tendered by the Holders thereof exceeds the amount of Collateral remaining in the Escrow Account, the Trustee shall select the Senior Notes to be purchased on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided that no Senior Notes with a principal amount of $1,000 or less shall be reduced in part. Holders of Senior Notes that are the subject of an offer to purchase will receive an Escrow Account Offer from the Company prior to any related purchase date and may elect to have such Senior Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Notes.

        8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Notes or portions thereof called for redemption.

        9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption, except for the unredeemed portion of any Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

        10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Note may be treated as its owner for all purposes.

        11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes) and, subject to Sections 6.04 and
6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, and premium, if any, or interest on the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes). Without the consent of any Holder of a Senior Note, the Indenture or the Senior Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Notes in case of a merger or consolidation pursuant to Article Five of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. Notwithstanding the foregoing, without the consent of at least 75% in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Senior Notes), no waiver or amendment to the Indenture may make any change in the provisions of Section 3.09, 4.10, or 4.15 thereof that adversely affects the rights of any Holder of Senior Notes.

        12. DEFAULTS AND REMEDIES. An Event of Default occurs if: (a) the Company defaults in the payment when due of interest on the Senior Notes and such default continues for a period of 30 days; (b) the Company defaults in the payment when due of principal of or premium, if any, on the Senior Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase under the Indenture) or otherwise; (c) the Company fails to comply with any of the provisions of Section 3.09, 4.07, 4.09, 4.10 or 4.15 of the Indenture; (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Senior Notes for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding (such notice shall specify such Default, demand that it be remedied and state that such notice is a "Notice of Default" under the Indenture); (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries, whether such Indebtedness now exists, or is created after the date of the Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of any such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or maturity of which has been so accelerated, aggregates $5,000,000 or more; (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments are not paid, discharged, or stayed for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments that are not paid, discharged or stayed exceeds $5,000,000; (g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or
(v) generally is not paying its debts as they become due; (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; (i) the Company shall breach any material representation or warranty or default in the performance of any covenant set forth in the Security Agreement (as defined in the Indenture) or repudiate its obligations under the Security Agreement or the Security Agreement shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; (j) any Subsidiary Guaranty, as amended ("Subsidiary Guaranty"), shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guaranty; or (k) the Company or any of its Restricted Subsidiaries uses any amounts disbursed from the Escrow Account for any purpose other than the "Permitted Uses" defined in the Escrow Account and Disbursement Agreement.

        If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 of the Indenture with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the Holders). Upon any such declaration, the Senior Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 of the Indenture occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Senior Notes shall be due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Notes or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, and premium, if any, or interest on the Senior Notes) if a committee of Responsible Officers (as defined in the Indenture) in good faith determines that withholding the notice is in the interests of Holders of the Senior Notes. The Holders of a majority in aggregate principal amount of the then outstanding Senior Notes by written notice to the Trustee may on behalf of all of the Holders waive an existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, and premium, if any, and interest on the Senior Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        13. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

        14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company or its Subsidiaries under the Senior Notes, the Indenture, the Subsidiary Guarantees, the Escrow and Disbursement Agreement or the Security Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

        15. AUTHENTICATION. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               IXC Communications, Inc.
               5000 Plaza on the Lake, Suite 200
               Austin, TX  78746
               Attention: Chief Executive Officer

                                ASSIGNMENT FORM


        To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to


- -------------------------------------------------------------------------------
                    (Insert assignee's soc. sec. or tax I.D. no.)


- -------------------------------------------------------------------------------



- -------------------------------------------------------------------------------



- -------------------------------------------------------------------------------



- -------------------------------------------------------------------------------
                 (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date: _________________________


                                   Your Signature:
                                                   ---------------------------
                                                   (Sign exactly as your name
                                                   appears on the face of this
                                                   Senior Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Senior Note purchased by the Company pursuant to Section 3.09, 4.10 or 4.15 of the Indenture, check the box below:

          [ ]  Section 3.09      [ ]  Section 4.10       [ ]  Section 4.15

          If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Sections 3.09, 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________


Date:__________________________


                                    Your Signature:
                                                    --------------------------
                                                    (Sign exactly as your name
                                                    appears on the Senior Note)


                                    Tax Identification No.:
                                                           --------------------

Signature Guarantee.

                SCHEDULE OF EXCHANGES OF DEFINITIVE SENIOR NOTE

        The following exchanges of a part of this Global Senior Note for Definitive Senior Notes have been made:


                                                                                                             Signature of
                          Amount of decrease in     Amount of increase in         Principal Amount of     authorized officer
                           Principal Amount of      Principal Amount of           this Global Senior        of Trustee or
                           this Global Senior        this Global Senior           Note following such        Senior Note
   Date of Exchange              Note                      Note                 decrease (or increase)        Custodian
 -------------------      ---------------------     ---------------------       ----------------------    ------------------




                              SUBSIDIARY GUARANTEE

          The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successors or assigns under the Indenture (the "Indenture") and any additional Guarantors), have irrevocably and unconditionally guaranteed on an unsecured basis (i) the due and punctual payment of the principal of, and premium and interest on the 12 1/2% Senior Notes due 2005 (the "Notes") of IXC Communications, Inc., a Delaware corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium if any, and (to the extent permitted by law) interest on the Senior Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in the Indenture, (ii) in case of any extension of time of payment or renewal of any Senior Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

          The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

          No stockholder, officer, director, or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

          This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Senior Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          Any term or provision of this Guarantee to the contrary notwithstanding, the aggregate amount of the Obligations guaranteed hereunder shall be reduced to the minimum extent necessary to prevent this Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to Article 11 of the Indenture shall be senior to the Indebtedness of such Guarantor on the same basis as the Senior Notes are senior to the Indebtedness of the Company. For purposes of the foregoing sentence, (a) each Guarantor may make, and the Trustee and the Holders of the Notes have the right to receive and/or retain, payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Senior Notes pursuant to the Indenture, including Article 11 thereof, and (b) the rights and obligations of the relevant parties relative to the Subsidiary Guarantees and such

Guarantor's Indebtedness shall be the same as their respective rights and obligations relative to the Senior Notes of the Company pursuant to Article 11 of the Indenture.

          THE TERMS OF ARTICLE 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.


                                         Guarantors:


                                         ATLANTIC STATES MICROWAVE
                                           TRANSMISSION COMPANY
                                         CENTRAL STATES MICROWAVE
                                           TRANSMISSION COMPANY
                                         TELCOM ENGINEERING, INC.
                                         TOWER COMMUNICATION SYSTEMS CORP.
                                         WEST TEXAS MICROWAVE COMPANY
                                         WESTERN STATES MICROWAVE
                                           TRANSMISSION COMPANY
                                         RIO GRANDE TRANSMISSION, INC.
                                         IXC CARRIER, INC.
                                         IXC LONG DISTANCE, INC.
                                         LINK NET INTERNATIONAL, INC.



                                         By:
                                            -------------------------------
                                            Name:
                                            Title: